Exhibit 2

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of Verb Technology Company, Inc., a Nevada corporation, and that this Joint Filing Agreement may be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of August 14, 2025.

By:	/s/ Manuel Stotz
Name:	Manuel Stotz

KINGSWAY CAPITAL PARTNERS LIMITED

By:	/s/ Manuel Stotz
Name:	Manuel Stotz
Title:	Chief Executive Officer

KINGSWAY FUND - FRONTIER CONSUMER FRANCHISES

By:	Kingsway Capital Partners Limited

By:	/s/ Manuel Stotz
Name: Title:	Manuel Stotz Chief Executive Officer

FC02 DIGITAL LTD

By:	Kingsway Capital Partners Limited

By:	/s/ Manuel Stotz
Name: Title:	Manuel Stotz Chief Executive Officer

KINGSWAY FRONTIER CONSUMER OPPORTUNITIES (FCO4) GROWTH FUND IV LTD

By:	Kingsway Capital Partners Limited

/s/ Manuel Stotz
Name:	Manuel Stotz
Title:	Chief Executive Officer

SP12 DIGITAL LTD

By:	Kingsway Capital Partners Limited

By:	/s/ Manuel Stotz
Name: Title:	Manuel Stotz Chief Executive Officer

SP13 DIGITAL LTD

By:	Kingsway Capital Partners Limited

By:	/s/ Manuel Stotz
Name: Title:	Manuel Stotz Chief Executive Officer

SP14 DIGITAL LTD

By:	Kingsway Capital Partners Limited

By:	/s/ Manuel Stotz
Name: Title:	Manuel Stotz Chief Executive Officer

SP15 DIGITAL LTD

By:	Kingsway Capital Partners Limited

By:	/s/ Manuel Stotz
Name:	Manuel Stotz
Title:	Chief Executive Officer